Exhibit 99.1

TEMPORARY CLOSURE OF ALL STATION CASINO PROPERTIES

LAS VEGAS (March 17, 2020) – In accordance with a statewide order issued today by Nevada Governor Steve Sisolak, Station Casinos LLC will initiate the temporary closing of each of its Las Vegas, Nevada properties for a thirty-day period commencing at midnight on March 17, 2020.  Despite the closure, Station Casinos will continue to offer regular pay and health benefits to all of its hourly and salaried full-time team members through April 30, 2020.  In addition, by order of the Graton Gaming Commission, the Graton Resort & Casino, which is located in Rohnert Park, California and managed by an affiliate of Station Casinos, closed earlier today, and will remain closed until April 1, 2020 or further notice. Management and a limited number of employees will remain at each of those properties to secure and maintain the facilities.

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About Station Casinos

Station Casinos owns 20 properties throughout Southern Nevada including Boulder Station, Fiesta Henderson, Fiesta Rancho, Green Valley Ranch Resort, Palace Station, Red Rock Resort, Santa Fe Station, Sunset Station, Texas Station, Palms Casino Resort, Wild Wild West and several smaller properties under the Wildfire Gaming division.

Media Contact:

Alex Acuna

Vice President of Public Relations

Station Casinos

alex.acuna@stationcasinos.com

702.942.7777